As filed with the Securities and Exchange Commission on January 25, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADCOM Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 Raoul Wallenberg Street

Tel Aviv 69719, Israel

(Address of Principal Executive Offices)(Zip Code)

RADCOM LTD. 2023 EQUITY INCENTIVE PLAN

(Full title of the plans)

RADCOM Inc.

Six Forest Avenue

Paramus, New Jersey 07652

(201) 518-0033

(Name and address of agent for service)(Telephone number, including area code, of agent of service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Howard E. Berkenblit	Shy S. Baranov
Sullivan & Worcester LLP	Gornitzky & Co. Law Offices
One Post Office Square	20 HaHarash St.
Boston, Massachusetts 02106	Tel Aviv 6761310, Israel
(617) 338-2800	(011) 972-3-710-9191

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

RADCOM Ltd. (the “Company”) previously filed a Registration Statement on Form S-8 (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 1,500,000 Ordinary Shares, par value NIS 0.20 per share (“Ordinary Shares”), of the Company to be offered and sold pursuant to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”). The Prior Registration Statement was filed with the Commission on March 30, 2023 (File No. 333-270983).

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8, for the purpose of effecting the registration under the Securities Act of additional 1,500,000 Ordinary Shares, to be offered and sold pursuant to the 2023 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement related to the 2023 Plan is incorporated by reference herein, and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows the Company to “incorporate by reference” the information the Company files with or submits to it, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with or submitted to the Commission will update and supersede this information.

The following documents are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 30, 2023;

(2)	The GAAP financial statements included in Exhibit 99.1 to the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on May 10, 2023, August 2, 2023, and November 8, 2023, the first paragraph and the section titled “Risks Regarding Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on May 1, 2023, the first paragraph of the press release attached as Exhibit 99.1 to the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on May 22, 2023 and the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on June 29, 2023, August 3, 2023; and January 25, 2024; and

(3)	The description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 19, 1997, as amended by Exhibit 2.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, and including any further amendment or report filed which updates such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any reports on Form 6-K subsequently submitted by the Company to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum of Association, as amended (incorporated herein by reference to the (i) Registration Statement on Form F-1 of RADCOM Ltd. (File No. 333-05022), filed with the Commission on June 12, 1996, (ii) Form 6-K of RADCOM Ltd., filed with the Commission on April 1, 2008 and (iii) Exhibit 99.2 to Form 6-K of RADCOM Ltd., filed with the SEC on November 23, 2015).

4.2	Amended and Restated Articles of Association, as amended (incorporated herein by reference to the Form 20-F of RADCOM Ltd. for the fiscal year ended December 31, 2016, filed with the Commission on March 30, 2017).

5.1	Opinion of Gornitzky & Co.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, dated January 25, 2024.

23.2	Consent of Gornitzky & Co. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereof).

99.1	RADCOM Ltd. 2023 Equity Incentive Plan (incorporated herein by reference to the Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023).

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on January 25, 2024.

RADCOM Ltd.

By:	/s/ Hadar Rahav
Name:	Hadar Rahav
Title:	Chief Financial Officer

POWER OF ATTORNEY

The undersigned officers and directors of RADCOM Ltd. hereby constitute and appoint each of Hadar Rahav and Eyal Harari with full power of substitution, each of them singly his or her true and lawful attorneys-in-fact and agents to take any actions to enable RADCOM Ltd. to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this registration statement on Form S-8, including the power and authority to sign for the undersigned in his name in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rachel Bennun	Chairman, Director	January 25, 2024
Rachel Bennun

/s/ Eyal Harari	Chief Executive Officer	January 25, 2024
Eyal Harari	(principal executive officer)

/s/ Hadar Rahav	Chief Financial Officer	January 25, 2024
Hadar Rahav	(principal financial and accounting officer)

/s/ Andre Fuetsch	Director	January 25, 2024
Andre Fuetsch

/s/ Matty Karp	Director	January 25, 2024
Matty Karp

/s/ Oren Most	Director	January 25, 2024
Oren Most

/s/ Rami Schwarz	Director	January 25, 2024
Rami Schwartz

/s/ Yaron Ravkaie	Director	January 25, 2024
Yaron Ravkaie

Authorized Representative in the United States:

RADCOM Inc.

/s/ Eyal Harari		January 25, 2024
Name:	Eyal Harari
Title:	Director

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